EXHIBIT 1.1

UNDERWRITING AGREEMENT

March 4, 2014

Roth Capital Partners, LLC
As Representative of the several
Underwriters listed on Schedule I
888 San Clemente Drive
Newport Beach, CA  92660

Ladies and Gentlemen:

PEDEVCO Corp., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,990,000 authorized but unissued shares (the “Firm Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters an aggregate of up to 448,500 additional shares of Common Stock (the “Additional Shares”), as may be necessary to cover over-allotments made in connection with the offering. The Firm Shares and Additional Shares are collectively referred to as the “Shares.” Roth Capital Partners, LLC (“Roth”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative”).

The Company and the Representative hereby confirm their agreement as follows:

1.           Registration Statement and Final Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-191869) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission.  Such registration statement, as amended (including post effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.  The Company will file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares to the form of prospectus included in the Registration Statement.

As used in this Agreement:

“Base Prospectus” means the prospectus included in the Registration Statement at the time it was declared effective by the Commission, including any documents incorporated therein by reference.

“Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Shares, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

“Prospectus” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) that discloses the public offering price and other final terms of the Shares, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

“Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

“Time of Sale” means 9:00 a.m., New York City time, on the date of this Agreement.

“Time of Sale Disclosure Package” means (i) the Statutory Prospectus, and (ii) each Issuer Free Writing Prospectus relating to the offering of the Shares, if any, filed or used by the Company on or before the Time of Sale, all considered together.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data-Gathering, Analysis and Retrieval system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Representative, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(i)             At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package as of the date hereof and at the Closing Date, and the Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the Knowledge of the Company, are contemplated or threatened by the Commission.  The sale of the Shares is in compliance with the requirements set forth in Instruction I.B.6 of Form S-3.  The term “Knowledge” as used in this Agreement shall mean actual knowledge of the Company’s officers after due and reasonable inquiry.

(ii)            The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission (except as otherwise disclosed therein or amendments thereto) and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(iv)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  To the Company’s Knowledge, GBH CPAs, PC is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v)            The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(vi)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii)          The Shares have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Representative determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(viii)         The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix)           Subject to Section 5(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the Offering.  Subject to Section 5(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the Offering other than the Base Prospectus, the Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus and the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(x)            The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)           Any certificate signed by any officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Representative, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)            The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)            The Company has the power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws.

(iv)           All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(v)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE MKT (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.  When issued, the Shares will be listed on the Exchange.

(vi)           All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.  There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Description of the Securities We Are Offering”.

(vii)          Except for the entities set forth on Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Red Hawk Petroleum, LLC, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(viii)         Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof except where the failure to file would reasonably be expected to have a Material Adverse Effect.  Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries, which, if adversely determined, would have a Material Adverse Effect.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(ix)           Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(x)            There is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xi)           Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, other than routine reviews of the Company’s Commission filings which are not currently pending with respect to the Prospectus or the Registration Statement.

(xii)          None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K.

(xiii)         The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xiv)         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xv)          The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the Knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xvi)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act).  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its Annual Report on Form 10-K for the most recently ended fiscal year the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

(xvii)        The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xviii)       Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xix)          The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xx)           No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xxi)          Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(xxii)         The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott Company, L.P. (the “Reserve Engineer”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Reports”) was prepared in accordance with customary industry practices.  The estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis.  The Reserve Engineer was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company.  Estimates of such reserves and the present value of the future net cash flows therefrom as incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(xxiii)        Neither the Company, its subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxiv)        No supplier, customer, distributor or sales agent of the Company has notified the Company that it  intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxv)         There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Representative or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Representative’s compensation, as determined by FINRA.

(xxvi)        Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxvii)       To the Company’s Knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(xxviii)      Other than the Underwriters, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.

4.           Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for the Firm Shares shall be $1.978 per share (the “Per Share Price”).

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase some or all of the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, all or any portion of the Additional Shares at the price per share equal to the Per Share Price, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage (as adjusted by the Representative to eliminate fractions) of the total number of Additional Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. This option may be exercised by the Representative at any time (but not more than once) on or before the thirtieth (30th) day following the date hereof, upon written notice from the Representative to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that, unless the Company and the Representative otherwise agree, the Option Closing Date shall not be earlier than the Closing Date (as defined below) with respect to the Firm Shares, nor earlier than the first business day after the date on which the option shall have been exercised, nor later than the fifth business day after the date on which the option shall have been exercised.

Payment of the purchase price for and delivery of the Additional Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below.

(c)           The Firm Shares will be delivered by the Company to the Representative for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 10:00 a.m. New York City time, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Firm Shares and Additional Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

5.           Covenants.  The Company covenants and agrees with the Representative as follows:

(a)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(c)           During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance.

(d)           The Company covenants that it will not, unless it obtains the prior written consent of the Representative, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.  In the event that the Representative expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)           The Company will furnish to the Representative and counsel for the Representative copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)           The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h)           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Shares, including the reasonable legal fees of the Underwriter’s counsel, up to a maximum amount of $150,000 for all such expenses and fees, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Representative’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Representative or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(i)            From the date hereof through the 90 day anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its Common Stock, Options or Convertible Securities.  Notwithstanding the foregoing, in no event shall this Section 5(i) prohibit the Company from issuing Excluded Securities.  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.  “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.  “Excluded Securities” means any Common Stock issued or issuable (i) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (ii) pursuant to Options or restricted stock grants issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors; (iii) upon exercise or conversion of (x) any Options or Convertible Securities which are outstanding on the day immediately preceding the date of this Agreement, provided that such Options or Convertible Securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except as a result of anti-dilution provisions therein); or (y) any outstanding debt obligations of the Company which are amended subsequent to the date of this Agreement to provide such holders the right to convert the outstanding principal and interest due thereunder into shares of the Company’s Common Stock (thereby becoming a Convertible Security), provided that the conversion price of such security totals no more than a 20% discount to the closing sales price of the Common Stock (except as a result of anti-dilution provisions therein); (iv) directly to a counterparty, its affiliates or their respective stockholders in connection with any bona fide acquisitions, mergers, asset acquisitions and similar transactions approved by the Board of Directors the primary purpose of which is not to raise equity capital; (v) in connection with transactions with lenders, customers, vendors or other commercial or strategic partners, the terms of which are approved by the Board of Directors, in each case, the primary purpose of which is not to raise equity capital; (vi) pursuant to this Agreement.; (vii) up to 2,250,000 Options issued to a lender and placement agent in connection with a credit facility or debt arrangement entered into to finance the purchase price under that certain Purchase and Sale Agreement, dated January 21, 2014, entered into with Continental Resources, Inc.; and (viii) shares of Common Stock, preferred stock (including convertible preferred stock), and Options issued in a private placement transaction; provided, that such shares shall not be entitled to be registered for resale under the Securities Act until the expiration of the 90 day period described in Section 5(i) of this Agreement; provided further that the Company shall not be restricted in its ability to register the Common Stock issuable upon exercise of the Options described in (vii) above.

6.           Conditions of the Representative’s Obligations.  The obligations of the Representative hereunder are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Representative’s satisfaction.

(b)           The Representative shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)           On the applicable Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letters of counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Schedule II.

(d)           On the date hereof the Representative shall have received a letter from GBH CPAs, PC, dated the date hereof, addressed to the Representative, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company, and other matters required by the Representative.

(e)           On each Closing Date, the Representative shall have received a letter (a “Bring-down Letter”) from GBH CPAs, PC, addressed to the Representative and dated the applicable Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of said firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (e) of this Section 6.

(f)           On the Closing Date, there shall have been furnished to the Representative a certificate, dated the applicable Closing Date and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(g)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(h)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their Knowledge, is contemplated by the Commission or any state or regulatory body; and

(i)            There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(j)            The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Exchange, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(k)           The Representative shall have received the written agreements, substantially in the form of Schedule III hereto, of the executive officers and directors of the Company.

(l)            An appropriate notification for the issuance of the Shares shall have been furnished to the Exchange, and satisfactory evidence of such actions shall have been provided to the Representative, which may include oral confirmations from a representative of the Exchange.

(m)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(n)           The Company shall have furnished to the Representative and counsel for the Representative such additional documents, certificates and evidence as the Representative or counsel for the Representative may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Representative, its  affiliates, directors and officers and employees, and each person, if any, who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Representative or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Offering of the Shares, including any roadshow or investor presentations (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Representative for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof.

(b)           The Underwriters will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b), above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)           The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, and the total underwriter fees received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate offering price of the Shares set forth on such cover.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the fees actually received by the Underwriters from the Offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)           For purposes of this Agreement, the Representative confirms, and the Company acknowledges, that there is no information concerning the Representative furnished in writing to the Company by the Representative specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, other than the statements regarding the Representative set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statement relate to the amount of selling concession and related activities that may be undertaken by the Representative.

8.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Representative and the Company contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares by the Representative hereunder.

9.           Termination of this Agreement.

(a)           The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NYSE MKT or trading in securities generally on NYSE MKT, the New York Stock Exchange or the NASDAQ shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT, NASDAQ, or the New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal, New York or California state authorities, or (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in the Representative’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. If this Agreement is terminated pursuant to this Section 9 or the purchase of the Shares pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel up to a maximum of $150,000) incurred by them in connection with the offering of the Securities, except as set forth in Sections 7, and 9 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 7 hereof.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed promptly thereafter by letter.

10.           Default by One or More Underwriters.

(a)           If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representative may in its discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Shares, or the Company notifies the Representative that the Company has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone its purchase of the Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Disclosure Package or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Closing Date (other than by reason of any default on the part of the Company), or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representative, to terminate this Agreement.

11.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or faxed to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA, 92660 facsimile number: (949) 720-7227, Attention:  Alexander Montano; with a copy to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614 and if to the Company, shall be mailed, delivered or faxed to it at PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, facsimile number: (925) 403-0703, Attention: Clark Moore; with a copy to David M. Loev, The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401 or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares.

13.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Underwriters following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.           No Limitations.  Nothing in this Agreement shall be construed to limit the ability of the Underwriters or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

15.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

PEDEVCO CORP.

By: /s/ Clark R. Moore
Name: Clark R. Moore
Title: Executive Vice President and General Counsel

Confirmed as of the date first above-
mentioned by the Representative.

ROTH CAPITAL PARTNERS, LLC

By: /s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares	Number of Additional Shares
Roth Capital, LLC	1,794,000	269,100
National Securities Corporation	1,196,000	179,400
Total. . . . . . . . . . . . . . . . ..	2,990,000	448,500

SCHEDULE II

Company Opinions

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Texas with the requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

The Company is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of the states in which the Company does business or owns property, except to the extent that such failure to register or qualify would not have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

The issuance of the Shares has been duly authorized and, when issued, the Shares will be validly issued, fully paid and nonassessable.

The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights or rights of first refusal arising (i) by operation in the Company’s certificate of incorporation or bylaws, (ii) pursuant to the Agreement or any agreements filed as an exhibit to the Registration Statement or to any report filed under the Exchange Act that is incorporated by reference in the Prospectus (each such agreement a “Material Contract”) or (iii) to our Knowledge, otherwise.

The statements in the Prospectus under the headings “Description of Securities we are Offering” “Description of Capital Stock” and in the Registration Statement in Part II, Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly summarize such legal matters, agreements or documents, in all material respects.

The Registration Statement has been declared effective by the Commission.  We have confirmed pursuant to the Commission’s website, and have no Knowledge, that any stop order suspending the effectiveness of the Registration Statement has been issued and, to our Knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

The Company is not, and, after giving effect to the Offering of the Shares, will not be required to register as an “investment company” as defined in the Investment Company Act.

No consent, approval, authorization or filing with or order of any U.S. Federal, State of Texas or New York court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Representative in the manner contemplated in the Agreement and in the Prospectus.

The issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of):  (i) the certificate of incorporation or bylaws of the Company, (ii) any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, (iii) any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, or (iv) any Material Contract.

To our Knowledge, except as set forth in the Time of Sale Disclosure Package and the Prospectus, the Company is not a party to any written agreement granting holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with you and your counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and related matters were discussed.  We have not, however, independently verified the accuracy, completeness or fairness of the information contained or incorporated by reference in the Registration Statement and any Prospectus.

However, based on our participation as described in the preceding paragraph, (i) we believe (a) the Registration Statement (as of its effective date), the Time of Sale Disclosure Package (as of the date of the Underwriting Agreement and the date hereof), the Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein or derived therefrom, as to which we express no belief) appear on their face to be appropriately responsive and comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (b) the documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (other than the financial statements and schedules and other financial data included therein or derived therefrom, as to which we express no opinion or belief), at the time they were filed with the Commission, appear on their face to have been appropriately responsive and complied as to form in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (c) we confirm that no facts have come to our attention that would lead us to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein or derived therefrom, as to which we express no opinion or belief), when the Registration Statement or such part or amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Disclosure Package and the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein or derived therefrom, as to which we express no opinion or belief), as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Closing Date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein or derived therefrom, as to which we express no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, we supplementally inform you that, to our Knowledge, there is no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that is not disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus as required by the Securities Act and the rules thereunder.

The term “Knowledge” as used in this opinion shall mean the conscious awareness of facts, after such inquiry as we have deemed appropriate in the circumstances, but otherwise without independent inquiry or investigation, by the attorneys in this firm who have been directly involved in representing the Company in connection with the transactions contemplated by the Subscription Agreement.

SCHEDULE III

Lock Up Agreement

March   , 2014

Roth Capital Partners, LLC
    As Representative of the several
    Placement Agents listed on Schedule I
888 San Clemente Drive
Newport Beach, CA 92660

Dear Sirs or Madams:

As an inducement to you to execute a Placement Agency Agreement (the “Placement Agency Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”) of PEDEVCO Corp., a Texas corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Roth Capital Partners, LLC (“Roth”), in its capacity as representative of the several placement agents listed in Schedule I to the Placement Agency Agreement, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive the Common Stock (including, without limitation, the Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or clause (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from such Securities.

In addition, the undersigned agrees that, without the prior written consent of Roth, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the date of the final prospectus supplement used to sell the Common Stock in the Offering; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Roth waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Placement Agency Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) by will or intestacy; or (iv) to limited partners or shareholders of the undersigned; provided, in each case, that (w) such transfer shall not involve a disposition for value, (x) the transferee agrees in writing with the Roth to be bound by the terms of this Lock-Up Agreement (provided that the undersigned may transfer up to an aggregate of 10,000 of the Undersigned’s Securities as a bona fide charitable gift or gifts during the Lock-Up Period and the recipient of such shares shall not be required to be bound by the terms of this Lock-Up Agreement), (y) no filing of a Form 4 by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required, and (z) not more than an aggregate of 50,000 shares of Common Stock or other of the Undersigned’s Securities are transferred by the undersigned during the Lock-Up Period.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) (a) the exercise of stock options granted pursuant to the Company’s equity incentive plans; (b) cashless “net” exercises of options and warrants held by the undersigned; and (c) the receipt by the undersigned of any securities of the Company from the Company, including, but not limited to, Common Stock and stock options granted pursuant to the Company’s equity incentive plans, and warrants exercisable for Common Stock of the Company; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that unless such Plan meets the requirements of (iii) below, no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), or (iii) sales of the Undersigned’s Securities pursuant to Plans established prior to November 1, 2013, provided that such Plans are not amended, modified or changed in any way after February 18, 2014.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies Roth that it does not intend to proceed with the Offering, (ii) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to the investors, or (iii) the Offering is not completed by March 31, 2014.

The undersigned understands that Roth is entering into the Placement Agency Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
________________________________________ Printed Name of Holder
By: ________________________________________ Signature
___________________________________________ Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)